UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROVIDENCE & WORCESTER RAILROAD COMPANY
(Exact name of registrant as specified in its charter)

Rhode Island (State or Other Jurisdiction of Incorporation or Organization)	05-0344399 (I.R.S. Employer Identification Number)

75 Hammond Street, Worcester, MA 01610
(508) 755-4000
(Address and telephone of
 registrant’s principal executive offices)

Providence and Worcester Railroad Company 2015 Stock Incentive Plan
 (Full Title of the Plans)

Daniel T. Noreck
75 Hammond Street, Worcester, MA 01610
(508) 755-4000
 (Name, address and telephone number of agent for service)

Copies To:

Stephen J. Carlotti, Esq.
Hinckley, Allen & Snyder LLP
100 Westminster Street, Suite 1500
Providence, Rhode Island 02903
 (401) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.50 par value	350,000 shares (1)	$17.28(2)	$6,048,000	$702.78

(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Providence & Worcester Railroad Company 2015 Equity Incentive Plan (the “Incentive Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Providence & Worcester Railroad Company (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated, pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. These shares are being registered based upon the average of the high and low prices per share of the common stock on the NASDAQ Global Market of $17.28 per share on June 29, 2015 (which is no earlier than 5 business days before filing date).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462 under the Securities Act.

TABLE OF CONTENTS
PART I.
Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information.
PART II.

Item 3. Incorporation of Documents by Reference.Item 4. Description of Securities.Item 5. Interests of Named Experts and Counsel.Item 6. Indemnification of Directors and Officers.Item 7. Exemption From Registration Claimed.Item 8. List of Exhibits.Item 9. Undertakings.

SIGNATURES EXHIBIT INDEX EX-5.1 EX-23.2 EX-23.3

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Incentive Plan as specified by 17 C.F.R. Section 230.428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof)  prospectuses that meet the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference.

     The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

1.
the description of the Registrant’s Common Stock included in the Registrant’s Form S-1 Registration Statement, filed with the Commission on August 25, 1998 (Registration No. 333-62229) and all amendments or reports filed for the purpose of updating such description;

2.	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on March 20, 2015;

3.	the Registrant’s definitive proxy statement for its annual meeting of shareholders to be held on April 29, 2015 filed with the Commission on March 31, 2015;

4.	The Registrant’s Quarterly Report on form 10-Q for the quarter ended March 31, 2015;

5.	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 30, 2015, May 5, 2015 and May 12, 2015;

6.	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Article SIXTH of the  Registrant's  Charter  provides that a director shall not be liable to the Registrant or its shareholders for breach of fiduciary duty as a director,  other than  liability for (a) breach of the  director's  duty of loyalty to the Registrant or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption,  or (d) any transaction from which the director derived an improper personal benefit.

     Section  7-1.2-814 of the Rhode Island Business  Corporation Act authorizes indemnification of directors and officers of Rhode Island corporations.  Article XI of the Registrant's  By-laws (i) authorizes the  indemnification of directors and officers (the  "Indemnified  Person") under specified  circumstances  to the fullest extent authorized,  (ii) provides for the advancement of expenses to the Indemnified  Persons for  defending  any  proceedings  related to the  specified circumstances  and (iii) gives the  Indemnified  Persons the right to bring suit against the Registrant to enforce the foregoing  rights to  indemnification and advancement of expenses

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. List of Exhibits.

Exhibit		Reference to Prior Filing or
Number	Document	Exhibit No. attached hereto

4.1	Form of Common Stock Certificate	*
5.1	Opinion of Hinckley, Allen & Snyder LLP	Exhibit 5.1
10.1	Providence & Worcester Railroad Equity Incentive Plan	**
23.1	Consent of Hinckley, Allen & Snyder LLP	Contained in Exhibit 5.1
23.2	Consent of Stowe & Degon LLC	Exhibit 23.2
24.1	Power of Attorney	Contained on Signature Page

*
Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Commission File No. 333-46433), originally filed by the Registrant under the Securities Act with the Commission on August 25, 1998, and all amendments or reports filed for the purpose of updating such description.

**	Incorporated by reference from the Providence & Worcester Railroad Company definitive proxy statement on Schedule 14A, Appendix A filed with the Commission on March 31, 2015.

Item 9. Undertakings.

Item 512(a) of Regulation S-K.  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, that are incorporated by reference in this Registration Statement.

(2)  That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of East Providence, Rhode Island, on this 30th day of June, 2015

Providence & Worcester Railroad Company
By:	/s/ Robert H. Eder
Robert H. Eder
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Providence & Worcester Railroad Company (the “Company”) hereby severally constitute and appoint Robert H. Eder, P. Scott Conti and/or Daniel T. Noreck as our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said Robert H. Eder, P. Scott Conti and/or Daniel T. Noreck may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock issued upon the issuance of stock or exercise of stock options under the Providence & Worcester Railroad Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Robert H. Eder, P. Scott Conti and/or Daniel T. Noreck shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert H. Eder Robert H. Eder	Chairman of the Board (Chief Executive Officer)	June 29, 2015

/s/ P. Scott Conti P. Scott Conti	President and Director (Chief Operating Officer)	June 29, 2015

/s/ Daniel T. Noreck Daniel T. Noreck	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2015

/s/ Richard W. Anderson Richard W. Anderson	Director	June 29, 2015

/s/ Frank W. Barrett Frank W. Barrett	Director	June 29, 2015

/s/ John J. Healy John J. Healy	Director	June 29, 2015

/s/ James C. Garvey James C. Garvey	Director	June 29, 2015

EXHIBIT INDEX

Exhibit		Reference to Prior Filing or
Number	Document	Exhibit No. attached hereto

4.1	Form of Common Stock Certificate	*
5.1	Opinion of Hinckley, Allen & Snyder LLP	Exhibit 5.1
10.1	Providence & Worcester Railroad Company 2015 Equity Incentive Plan	**
23.1	Consent of Hinckley, Allen & Snyder LLP	Contained in Exhibit 5.1
23.2	Consent of Stowe & Degon LLC	Exhibit 23.2
24.1	Power of Attorney	Contained on Signature Page

*
Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Commission File No. 333-46433), originally filed by the Registrant under the Securities Act with the Commission on August 25, 1998, and all amendments or reports filed for the purpose of updating such description.

**	Incorporated by reference from the Providence & Worcester Railroad Company definitive proxy statement on Schedule 14A, Appendix A filed with the Commission on March 31, 2015.